UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2012

Mandalay Digital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10039	22-2267658
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 18, 2012 Mandalay Digital Group, Inc. (the “Company”), entered into amendments to the restricted stock agreements governing grants of shares of restricted common stock made to Mr. Peter Adderton, chief executive officer, and Mr. Robert Ellin, executive chairman, as previously disclosed on the Company’s Current Report on Form 8-K filed on January 4, 2012. These amendments clarified that the holders of such shares have all rights of a stockholder with respect to those shares (vested or unvested), including voting and dividend rights, subject to the restrictions and forfeiture provisions of the restricted stock agreements. The restricted stock agreements with Mr. Adderton and Mr. Ellin are filed herewith as Exhibits 10.1 through 10.4, respectively, and the amendments Mr. Adderton’s and Mr. Ellin’s agreements are filed herewith as Exhibit 10.5 and 10.6, respectively, and are incorporated into this Item 5.02(e) by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 23, 2012, the Company received the written consent from stockholders holding a majority of its outstanding common stock to permit (but not require) the Board of Directors of the Company to amend its Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of the Company’s common stock at any time prior to April 26, 2013, by a ratio of not less than one-for-two and not more than one-for-ten, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion (the “Reverse Stock Split”) and (ii) to increase the number of authorized shares of the Company’s capital stock to 202,000,000 shares of stock, of which 200,000,000 shares would be common stock and 2,000,000 shares would be preferred stock (the “Authorized Stock Increase”). In addition, such stockholders, pursuant to the written consent, also approved the Company’s Amended and Restated 2011 Equity Incentive Plan of the Company, and related forms of Equity Incentive Plan Notice of Grant Restricted Stock Agreement, and Notice of Grant and Stock Option Agreement (the "Plan Approval").

As of May 23, 2012, 45,843,434 shares of common stock (54.65% of the 83,891,232 shares entitled to vote) have voted to consent to the Reverse Stock Split, the Authorized Stock Increase and the Plan Approval. There were no abstentions or consents withheld.

Notwithstanding receipt of stockholder approval of the Reverse Stock Split and the Authorized Stock Increase, the Board of Directors reserves the right, without further action by the stockholders, to elect not to proceed with the Reverse Stock Split and/or the Authorized Stock Increase if, at any time prior to the filing of a Certificate of Amendment for the Reverse Stock Split and/or Authorized Stock Increase, the Board of Directors, in its sole discretion, determines that it is no longer in the Company’s best interest and the best interests of the Company’s stockholders to proceed with the Reverse Stock Split and/or Authorized Stock Increase.

The Company intends to file with the Securities and Exchange Commission and mail to its stockholders, as promptly as practicable, an information statement describing the Reverse Stock Split, the Authorized Stock Increase and the Plan Adoption.

The Amended and Restated 2011 Equity Incentive Plan of the Company, the Company’s Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Restricted Stock Agreement, and the Company’s Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Stock Option Agreement are filed herewith as Exhibits 10.7, 10.8 and 10.9, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1	Restricted Stock Agreement, dated December 28, 2011, between Mandalay Digital Group, Inc. and Peter Adderton, for 9,037,500 shares of common stock.
10.2	Restricted Stock Agreement, dated December 28, 2011, between Mandalay Digital Group, Inc. and Robert Ellin, for 3,600,000 shares of common stock.
10.3	Restricted Stock Agreement, dated December 28, 2011 between Mandalay Digital Group, Inc. and Robert Ellin, for 3,400,000 shares of common stock.
10.4	Restricted Stock Agreement, dated December 28, 2011, between Mandalay Digital Group, Inc. and Robert Ellin, for 1,000,000 shares of common stock.
10.5	Amendment to Restricted Stock Agreement, dated May 18, 2012, between Mandalay Digital Group, Inc. and Peter Adderton.
10.6	Amendment to Restricted Stock Agreements, dated May 18, 2012, between Mandalay Digital Group, Inc. and Robert Ellin.
10.7	Amended and Restated 2011 Equity Incentive Plan of Mandalay Digital Group, Inc.
10.8	Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Restricted Stock Agreement of Mandalay Digital Group, Inc.
10.9	Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Stock Option Agreement of Mandalay Digital Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mandalay Digital Group, Inc.

Dated: May 30, 2012	By:	/s/ Peter Adderton
Peter Adderton Chief Executive Officer